As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERVE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-4800132
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 Brookline Avenue, Suite 601 Boston, Massachusetts	02215
(Address of Principal Executive Offices)	(Zip Code)

2021 Stock Incentive Plan

Amended and Restated 2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Sekar Kathiresan, M.D.

Chief Executive Officer

Verve Therapeutics, Inc.

201 Brookline Avenue, Suite 601

Boston, Massachusetts 02215

(Name and Address of Agent For Service)

(617) 603-0070

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the 2021 Stock Incentive Plan (the “2021 Plan”) and the Amended and Restated 2021 Employee Stock Purchase Plan (together with the 2021 Plan, the “Plans”) of Verve Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-257175, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June  17, 2021 relating to the 2018 Equity Incentive Plan and the Plans, (ii) the Registration Statement on Form S-8, File No. 333-263518, filed by the Registrant with the SEC on March 14, 2022 relating to the Plans, (iii) the Registration Statement on Form S-8, File No.  333-270207, filed by the Registrant with the SEC on March 2, 2023 relating to the Plans, and (iv) the Registration Statement on Form S-8, File No.  333-277385, filed by the Registrant with the SEC on February 27, 2024 relating to the 2024 Inducement Stock Incentive Plan and the Plans, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40489) filed with the SEC on June 21, 2021).

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40489) filed with the SEC on February 17, 2023).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst and Young LLP, independent registered public accounting firm.

24.1*	Power of attorney (included on the signature pages of this registration statement).

99.1	2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256608) filed with the SEC on June 14, 2021).

99.2	Amended and Restated 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256608) filed with the SEC on June 14, 2021).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 27th day of February, 2025.

Verve Therapeutics, Inc.

By:	/s/ Sekar Kathiresan
Sekar Kathiresan
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Verve Therapeutics, Inc., hereby severally constitute and appoint Sekar Kathiresan, Allison Dorval and Andrew Ashe, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Verve Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sekar Kathiresan	Chief Executive Officer, Director (Principal Executive Officer)	February 27, 2025
Sekar Kathiresan

/s/ Allison Dorval Allison Dorval	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2025

/s/ Burt Adelman	Director	February 27, 2025
Burt Adelman

/s/ Lonnel Coats	Director	February 27, 2025
Lonnel Coats

/s/ Alexander Cumbo	Director	February 27, 2025
Alexander Cumbo

/s/ Michael MacLean	Director	February 27, 2025
Michael MacLean

/s/ Sheila Mikhail	Director	February 27, 2025
Sheila Mikhail

/s/ Jodie Morrison	Director	February 27, 2025
Jodie Morrison

/s/ Ourania Tatsis	Director	February 27, 2025
Ourania Tatsis

/s/ Krishna Yeshwant	Director	February 27, 2025
Krishna Yeshwant